Exhibit 1

JOINT FILING AGREEMENT

 The undersigned hereby agree that the Statement on Schedule 13D, dated June 24, 2022, with respect to the ordinary shares of Arcutis Biotherapeutics, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 28th day of June 2022.

ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED CAPITAL GP VII LLC

By:	ORBIMED ADVISORS LLC, its Managing Member

By:	/s/ Carl L. Gordon
Carl L. Gordon
Title: Member of OrbiMed Advisors LLC
ORBIMED CAPITAL LLC

By:	/s/ Carl L. Gordon
Carl L. Gordon
Title: Member